EXHIBIT 21
                     SUBSIDIARIES OF TRIANGLE BANCORP, INC.



1.        Triangle Bank
          (owned 100% by Triangle Bancorp, Inc.)

     A.   Triangle Investment Services, Inc.
          (owned 100% by Triangle Bank)

     B.   TriCorp, Inc.
          (owned 100% by Triangle Bank)

2.        Bank of Mecklenburg
          (owned 100% by Triangle Bancorp, Inc.)

     A.   BomCorp, Inc.
          (owned 100% by Bank of Mecklenburg)

3.        Coastal Leasing LLC
          (owned 100% by Triangle Bancorp, Inc.)

     A.   East Coast Financial, Inc.
          (owned 100% by Coastal Leasing LLC)

     B.   Coastal Funding Services, Inc.
          (owned 100% by East Coast Financial, Inc.)

4.        Triangle Capital Trust
          (owned 100% by Triangle Bancorp, Inc.)